UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/13/2010

The GC Net Lease REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-159167

Maryland	26-3335705
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2121 Rosecrans Avenue, Suite 3321
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(310) 606-5900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On October 13, 2010, The GC Net Lease REIT, Inc. (the "Registrant") issued a press release regarding the Registrant's intent to execute an amendment to its Advisory Agreement with The GC Net Lease REIT Advisor, LLC (the "Advisor"), whereby the Advisor would agree to subordinate any proceeds it receives from any internalization fee, above a return of capital invested by the Sponsor, to a return of capital to the Registrant's stockholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
99.1         Press Release Announcing Agreement to Subordinate Internalization Fee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The GC Net Lease REIT, Inc.

Date: October 13, 2010	By:	/s/ Kevin A. Shields
Kevin A. Shields
President

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release